Exhibit 10.1

PAYMENT OF OBLIGATION

AND

LIMITED RELEASE AGREEMENT

THIS PAYMENT OF OBLIGATION AND RELEASE AGREEMENT (the “Agreement”) is made effective as of the 5 day of April 2013 (the “Effective Date”) by and among JJ International, Inc., a Georgia corporation (“JJ”) and Inter-Pacific Arts Corp., a British Virgin Islands company (“IPA BVI”), Guangzhou Inter-Pacific Arts Corp., a Chinese enterprise registered in Guangdong province (“IPA China”) and VIASPACE Green Energy, Inc., a British Virgin Islands company. As of the Effective Date, IPA BVI is a wholly-owned subsidiary of VGE, and IPA China is a wholly-owned subsidiary of IPA BVI (collectively, the “VGE Companies”). Each of JJ, IPA BVI, IPA China and VGE shall be referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS, immediately prior to the Effective Date, JJ owed IPA China in the amount of Six Hundred Forty Five Thousand Four Hundred Ninety Three Dollars and Seventy Four Cents ($645,493.74) (the “IPA China Debt”) and IPA BVI in the amount of Five Hundred Seventy Five Thousand Nine Hundred Thirty Two Dollars and Forty Cents ($575,932.40)(the “IPA BVI Debt”);

WHEREAS, IPA China desires to transfer, assign and convey the IPA China Debt to IPA BVI, with the understanding that JJ would satisfy thereafter such debt by paying IPA BVI;

WHEREAS, subject to above referenced assignment of the IPA China Debt, JJ desires to pay the IPA China Debt and IPA BVI Debt, in the total amount of One Million Two Hundred Twenty One Thousand Four Hundred and Twenty Six Dollars and Fourteen Cents ($1,221,426.14)(the “IPA Debt”), on the Effective Date by transferring to IPA BVI shares of common stock of VIASPACE, Inc. (“VIASPACE”), with the understanding that the transfer of such shares shall constitute a full and complete satisfaction of the IPA Debt, with any and all claims relating thereto being released by each of the VGE Companies;

NOW, THEREFORE, in consideration of the mutual promises and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Assignment of IPA China Debt. As of the Effective Date, IPA China hereby transfers, assigns and conveys the IPA China Debt and all of its right, title and interest therein to IPA BVI and IPA BVI hereby accepts such transfer, assignment and conveyance of the IPA China Debt from IPA China.

2. Payment of Obligation. On the Effective Date, JJ shall transfer and assign or shall cause the transfer and assignment of that number of shares of common stock in VIASPACE as shall have a Fair Value equal to the IPA Debt (the “VIASPACE Shares”), and IPA BVI hereby agrees to accept the transfer, assignment and conveyance of the VIASPACE Shares in full and complete satisfaction of the IPA Debt.

3. Release by the VGE Companies. Upon and coincident with the Effective Date, each of the VGE Companies hereby agrees not to sue and fully, finally, completely and generally releases, absolves and discharges JJ and each of its respective predecessors, successors, affiliates and business concerns, shareholders, trustees, directors, officers, agents, attorneys, servants, representatives and employees, past and present, and each of them (hereinafter collectively referred to as “Releasees”) from any and all claims, demands, liens, actions, suits, causes of action, arbitrations, expenses, damages, judgments, orders and/or liabilities of whatever kind or nature in law, equity or otherwise, whether known or unknown, suspected or unsuspected, existing or prospective, liquidated or otherwise, (together the “Claims”) to which or in which each of the VGE Companies or any one of such companies now owns or in which it may have any right whatsoever or has at any time owned or in which it has ever held any right as against all or any one of the Releasees through the Effective Date for the payment of the IPA Debt (the “Release”).

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4. Covenant Not to Sue. The foregoing Release shall constitute a full and complete release of the Claims and a covenant not to sue all or any one of the Releasees for or in connection therewith. It is the intention of each of the VGE Companies in executing this Agreement that the Release shall be effective as a bar to each and every claim, demand, grievance and cause of action hereinabove specified. In furtherance of this intention, each of the VGE Companies hereby expressly consents that the Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected claims, demands and causes of action, if any, as well as those relating to any other claims, demands and causes of action hereinabove specified, and elects to assume all risks for claims that now exist in each of the VGE Companies’ favor, known or unknown, that are released under the Release. Each of the VGE Companies acknowledges it may hereafter discover facts different from, or in addition to, those it now knows or believes to be true with respect to the claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, debts, expenses, damages, judgments, orders and liabilities herein released, and agrees the Release herein shall be and remain in effect in all respects as a complete and release as to all matters released herein, notwithstanding any such different or additional facts.

5. Miscellaneous.

(a) Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given on the date of service if personally served or if telecopied (if telecopied on a business day and during business hours at the place of receipt and if receipt is confirmed) or three (3) days after mailed if mailed by reputable international overnight delivery service, postage prepaid and in any event addressed to the address set forth in the signature clause to this Agreement or to such other address as shall be designated by written notice issued pursuant hereto.

(b) Severability. If any provision of this Agreement or application thereof is held invalid, the invalidity shall not affect other provisions or applications of this Agreement which can be given effect without the invalid provision or application.

(c) Governing Law; Election of Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia without regard to principles of conflicts or choice of law. Any legal action or proceeding against a Party with respect to this Agreement shall be brought only in the courts of the County of Cobb, State of Georgia or of the United States Federal courts located in and for the Northern District of Georgia, and, by execution and delivery of this Agreement, each Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the aforesaid courts and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

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(d) Entire Agreement. This Agreement constitutes and contains the entire agreement and understanding between the Parties concerning the IPA Debt and the Release and the other subjects addressed herein. This Agreement supersedes and replaces all prior negotiations and agreements, proposed or otherwise, whether written or oral, concerning the subject matters of this Agreement. The terms and conditions of this Agreement cannot be modified except in a subsequent writing agreed to and signed by each of the Parties.

(e) Counterparts. This Agreement may be executed in counterparts, each of which, when executed, shall be an original, and all of which together shall constitute one and the same agreement. The signatories may execute this Agreement by facsimile counterparts, and a legible facsimile of a signature shall be as effective as an original signature.

(f) Assignment. This Agreement may not be assigned, transferred, hypothecated or otherwise conveyed by any Party without the written prior consent of the other party, which consent shall not be unreasonably withheld, delayed, denied or conditioned.

IN WITNESS WHEREOF, each of the Parties have caused this Agreement to be duly executed, in duplicate, effective as of the Effective Date.

JJ JJ International, Inc., a Georgia corporation /s/ Cindy Chang Cindy Chang Authorized Officer	VGE VIASPACE Green Energy Inc., a British Virgin Islands company By: /s/ Sung Chang Authorized Officer

IPA BVI Inter-Pacific Arts Corp., a British Virgin Islands company By: /s/ Sung Chang Authorized Officer

IPA China Guangzhou Inter-Pacific Arts Corp., a PRC company By: /s/ Sung Chang Authorized Officer

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